CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Madsen & Associates CPAs, Inc.

684 East Vine Street #3, Murray, UT 84107	PHONE: (801) 268-2632 FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and
Stockholders of China Valve Holdings Limited (Incorporated in Samoa)

We have audited the accompanying balance sheets of China Valve Holdings Limited as of December 31, 2006 and 2005, and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years ended December 31, 2006 and 2005. China Valve Holdings Limited's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Valve Holdings Limited as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA's, Inc.

Madsen & Associates CPA's, Inc.

Salt Lake City, Utah

December 6, 2007

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS	US$	US$
Current assets
Cash and cash equivalents	5,591,211	1,474,534
Accounts receivable - trade, net of allowance for doubtful accounts	9,640,904	6,912,730
Inventory	14,739,845	9,644,892
Other receivables	3,689,926	2,123,469
Prepaid expenses	554,031	252,908
Total current assets	34,215,917	20,408,533

Plant and equipment, net of accumulated depreciation	2,987,336	1,882,368

Other assets
Construction in progress	1,386,026	1,291,958
Goodwill - purchased	18,187,242	17,591,405
Patents, net of accumulated amortization	54,405	70,163
Other investments, at lower of cost or market	668,104	646,216
	20,295,777	19,599,742

Total assets	57,499,030	$41,890,643

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Notes payable	6,221,906	2,882,728
Accrued expenses	4,195,651	1,336,720
Advances from customers	2,053,498	2,462,294
Accounts payable - trade	8,843,663	8,034,607
Other payables	4,804,684	4,583,581
Accrued liabilities	514,941	519,327
Taxes payable	408,759	206,606
Current portion - long term debt	2,564,000	-
	29,607,102	20,025,863
Long-term liabilities
Long term debt, less current portion	478,186	462,520
Long term accounts payable	230,760	-
Other long term liabilities	271,784	-
	980,730	462,520
Commitments and Contingencies	-	-

Stockholder's equity
Common stock: $0.12 par value; 93,768,100 shares authorised, issued and outstanding	11,345,940	11,345,940
Additional paid in capital	3,809,197	3,809,197
Retained earnings	10,451,962	5,766,081
Accumulated other comprehensive income	1,304,099	481,042
Total stockholder's equity	26,911,198	21,402,260

Total liabilities and stockholder's equity	57,499,030	$41,890,643

See accompanying notes to consolidated financial statements

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES

(Incorporated in SAMOA)

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005

	2006	2005
	US$	US$
Sales	25,530,183	$19,969,204

Cost of Goods Sold	(14,522,202)	(11,730,715)

Gross Profit	11,007,981	8,238,489

EXPENSES:

Selling expenses	(2,248,613)	(1,490,491)
General and administrative	(2,214,554)	(1,539,259)

Total	(4,463,167)	(3,029,750)

Net income from operations	6,544,814	5,208,739

OTHER INCOME (EXPENSE):

Other income	13,729	77,849
Interest expense (Finance costs)	(537,562)	(407,678)
Other expense	(183,441)	(169,818)

Total Other Income (Expense)	(707,274)	(499,647)

Net Income Before Provision for Income Taxes	5,837,540	4,709,092

Income tax expense	(1,158,161)	(1,026,657)

Net Income	4,679,379	3,682,435

Earnings per common share	0.05	0.04

Weighted Average Shares Outstanding	93,768,100	93,768,100

See accompanying notes to consolidated financial statements

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005

	Common Stock Par Value $0.12		Additional		Accumulated Other
	Shares	Amount	Paid In Capital	Retained Earning	Comprehensive Income	Total
		US$	US$	US$	US$	US$

Balance at January 1, 2005	93,768,100	$11,345,940	$3,809,197	$2,083,646	$-	$17,238,783

Foreign currency translation adjustment	-	-		-	481,042	481,042

Net Income for the year	-	-		3,682,435	-	3,682,435

Balance at December 31, 2005	93,768,100	$11,345,940	$3,809,197	$5,766,081	481,042	$21,402,260
and January 1, 2006

Foreign currency translation adjustment	-	-	-	-	823,057	823,057

Net Income for the year	-	-	-	4,679,379	-	4,679,379

Others	-	-	-	6,502	-	6,502

Balance at December 31, 2006	93,768,100	$11,345,940	$3,809,197	$10,451,962	$1,304,099	$26,911,198

See accompanying notes to consolidated financial statements

CHINA VALVE HOLDINGS LIMTIED AND SUBSIDIARIES
(Incorporated in SAMOA)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

	2006	2005
	US$	US$
Cash flows from operating activities:
Net profit for the year	4,679,379	3,682,435

Adjustments to reconcile net income to net cash from operations:
Depreciation	409,441	498,305
Amortization of intangible assets	17,763	17,289
Loss on disposal of fixed assets	10,992	316,799
Increase in construction in progress	(94,068)	(666,352)
Increase in inventory	(5,094,953)	(2,063,355)
Increase in accounts receivable - trade, other receivable and deposits paid and prepayments	(4,595,754)	(356,681)
Increase (Decrease) in accrued expenses	2,858,931	(1,688,280)
Decrease in advances from customers	(408,796)	(324,836)
Increase in accounts payable - trade	809,056	741,262
Increase (Decrease) in other payables and accrued liabilities	216,717	(219,111)
Increase (Decrease) in taxes payable	202,153	(98,359)
Others	443,745	(47,725)

Net cash used by operating activities	(545,394)	(208,609)

Cash flows from investing activities:
Increase in intangible assets	(597,842)	(427,469)
Purchase of plant and equipment	(1,485,832)	(246,067)
Proceeds from sale of equipment	15,384
Increase in investments	(21,888)	(15,635)

Net cash used by investing activities	(2,090,178)	(689,171)

Cash flows from financing activities:
Proceeds from (Repayments of) long term debt	2,579,666	(109,810)
Increase in long term accounts payable	230,760	-
Increase in other long term liabilities	271,784
Repayments of debt	3,339,178	(392,288)

Net cash provided (used) by financing activities	6,421,388	(502,098)

Effect of exchange rate	330,861	481,042

Increase (Decrease) in cash and cash equivalents	4,116,677	(918,836)

Cash and cash equivalents, beginning of year	1,474,534	2,393,370

Cash and cash equivalents, end of year	5,591,211	1,474,534

Supplemental disclosures of cash flow information:
Cash paid for interest	550,808	412,209

Cash paid for income taxes	1,117,724	1,032,424

See accompanying notes to consolidated financial statements

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND BASIS OF PREPARATION

China Valve Holdings Limited (the Company) was incorporated on June 6, 2007 in SAMOA. The Company's principal activity is investment holding and its operations are carried out in SAMOA.

Pursuant to a group reorganization, the company became the holding company of the group in September 2007 by acquiring 100% interest in China Valve Holdings Limited (incorporated in Hong Kong) ("CVHL") on September 28, 2007. CVHL established Henan Tonghai Valve Science Technology Co., Ltd. ("TVST"), a wholly-own subsidiary company in the People's Republic of China, on September 5, 2007. Later, TVST acquired 100% interests in Henan Kai Feng High Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd., both companies incorporated in the People's Republic of China, on September 20, 2007 and October 25, 2007 respectively.

The acquisition of Henan Kai Feng Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd. have been treated for accounting purposes as a reverse acquisition whereby these two companies are the acquiring entities for accounting reporting purposes and China Valve is the acquiring and surviving entity for legal purposes. Accordingly, the financial statements have been prepared on a consolidated basis for the years being presented.

BASIS OF CONSOLIDATION

The consolidated financial statements include the those of China Valve Holdings Limited, (incorporated in Samoa), China Valve Holdings Limited (incorporated in Hong Kong), Henan Tonghai Valve Science Technology Co., Ltd., Henan Kai Feng Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd. All material inercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PLANT AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated using the straight-line method over the estimated life of the asset, ranging from five to ten years.

CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

INTANGIBLE ASSETS

Goodwill is tested for impairment on an annual basis as of the end of the Company's fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment. The Company evaluates the recoverability of intangible assets periodically and takes into account events and circumstances that warrant revised estimates of useful lives or that indicated that impairment exists. All of the Company's intangible assets, currently consisting only of Patents, are subject to amortization. Patents, which have a legal life of 10 years in the PRC, are being amortized over 5 years as management has determined that five years is the estimated useful life of the Patents currently owned by the Company.

LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of its long-lived assets for impairment. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.

INVENTORY

The Company values its inventory at the lower of cost or market, determined on a weighted average method, or net realizable value.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FOREIGN CURRENCY TRANSACTIONS & TRANSLATION

The Company uses Renminbi ("RMB") as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange at the balance sheet dates. Exchange gains or losses arising from changes in exchange rates subsequent to the transaction dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period

As the Company's functional currency is the Renminbi, assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date. Income and expense items are translated at average rates of exchange prevailing during each period.

REVENUE RECOGNITION

Revenues are recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

RETIRMENT BENEFIT COSTS

Amounts payable for the PRC state managed retirement benefit programs are expensed in the financial statements following the accrual basis of accounting.

INCOME TAXES

Income taxes are accounted for under an asset and liability approach that requires the expected future tax consequences of temporary differences between book and tax basis of assets and liabilities be recognized as deferred tax assets and liabilities. Generally accepted accounting principles require us to evaluate the realizability of our net deferred tax assets on an ongoing basis.

A valuation allowance is recorded to reduce the net deferred tax assets to an amount that will more likely than not be realized. Significant factors considered by management in assessing the need for a valuation allowance include our historical operating results, the length of time over which the differences will be realized, tax planning opportunities and expectations for future earnings. In the consideration of the realizability of net deferred tax assets, recent losses must be given substantially more weight than any projections of future profitability.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RELATED PARTIES

Parties are considered to be related to the company if the company has the ability, directly or indirectly, to control the party, or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the company and the party are subject to common control or common significance. Related parties may be individuals (being members of key management personnel, significant shareholders and/or their close family members) or other entities which are under the significant influence of related parties of the company where those parties are individuals, and post-employment benefit plans which are for the benefits of employees of the company or of any entity that is a related party of the company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

CONCENTRATIONS OF CREDIT RISK

Our cash and cash equivalents and accounts receivable are potentially subject to concentration of credit risk. Cash and cash equivalents are deposited with financial institutions that we believe are of high credit quality. Our accounts receivables are derived from revenue earned from customers located primarily in the People's Republic of China. We perform ongoing credit evaluations of our customers and to date have not experienced any material losses.

ECONOMIC AND POLITICAL RISK

The subsidiaries of the Company are located in China "PRC". Accordingly, the political, economic and legal environments in the PRC, as well as the general state of the PRC's economy may influence the Company's business, financial condition and the results of operations.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation.
.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Our financial instruments, including cash, cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

EARNINGS PER COMMON SHARE

Net income per common share is computed by using the weighted average number of the Company's common shares outstanding. There is no difference in the basic and diluted earnings per share calculations in the financial statements.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income consists entirely of foreign currency translation adjustments.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company's financial position, results of operations, or cash flows.

3.	INVESTMENTS SUBSIDIARIES

As at December 31, 2006, details of the subsidiaries are as follows:

Name of subsidiaries	Place of Incorporation	Issued and Paid-up capital	Percentage of Interest	Principal activity

China Valve Holdings	Hong Kong	HK$10,000	100%	Investment holding
Limited			direct

Henan Tonghai Valve	PRC	HK$10,000,000	100%	Product design and development
Science Technology Co., Limited			indirectly

Henan Kai Feng High Pressure Valve Co., Limited	PRC	RMB 60,000,000	100%	Import and export
			indirectly

Zhengzhou City Zhengdie Valve Co., Limited	PRC	RMB 33,768,100	100%	Import and export
			indirectly

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

4.	PLANT AND EQUIPMENT

	2006	2005
	US$	US$
Machinery	7,505,237	6,109,581
Motor vehicles	956,412	713,312
Office equipment and others	554,322	501,338

Less: Accumulated depreciation	9,015,971	7,324,231
	(6,028,635)	(5,441,863)
	2,987,336	1,882,368

Depreciation expense was $409.441 and $ 498,305 for the years ended December 31, 2006 and 2005, respectively.

5.	GOODWILL AND INTANGIBLE ASSETS

In 2004, the Company acquired two separate companies engaged in the production of valves.

As a result of these acquisitions the Company recorded goodwill in the amount of $17,591,405. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired. Management tests goodwill for impairment on an annual basis or when impairment indicators arise.

Intangible assets consist of the following:

	Gross Carrying	Accumulated	Net Carrying
	Value	Amortization	Amount
	US$	US$	US$

Patents	90,674	36,269	54,405

           Aggregate amortization expense was $17,763 and $17,289 for the years ended December 31, 2006 and 2005, respectively.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

6.	INVENTORIES

As at the balance sheet date, the inventories of the company were as follows:

	2006	2005
	US$	US$
Raw Materials	2,534,837	2,025,394
Work-in-progress	3,329,104	2,261,380
Finished goods	8,875,904	5,358,118
	14,739,845	9,644,892

7.	TRADE AND OTHER RECEIVABLES

The subsidiaries have performed an analysis on all of their accounts receivable and determined that all amounts are probable of collection within one year. As such, all trade receivables are reflected ascurrent assets and no allowance for bad debt has been recorded as of December 31, 2006 and 2005.

8.	SHARE CAPITAL

The Group's share capital as at December 31, 2006 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company's subsidiaries as at that date.

The Company has authorized capital of US$1,000,000 divided into 1,000,000 shares of par value US$1 each upon incorporation.

9.	COMMITMENTS AND CONTINGENCIES

As at the balance sheet date, the capital commitment of the company was approximately $725,000 for the acquisition of plant and machinery.

CHINA VALVE HOLDINGS LIMITED AND SUBSIDIARIES
(Incorporated in SAMOA)

NOTES TO FINANCIAL STATEMENTS

10.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, the company had the following significant related party transactions during the year ended December 31, 2006:-

Name of related party	Nature of transactions

Mr. Fang Si Ping, a director and the ultimate beneficiary owner of the Company and Henan Kai Feng High Pressure Valve Co., Ltd. and Zhengzhou City Zhengdie Valve Co., Ltd.	During the year, advances were made to the subsidiaries by Mr. Fang Si Ping. As at December 31, 2006, the outstanding amount due to Mr. Fang Si Ping by the group was US$1,805,389.

The above balance is unsecured, interest-free and has no fixed terms of repayment.